UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PARKS! AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

FOCUSED COMPOUNDING FUND, LP
ANDREW KUHN
GEOFFREY GANNON
JAMES FORD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FOCUSED COMPOUNDING FUND, LP

Supplement to Proxy Statement for the Special Meeting of Shareholders to be held February 26, 2024

This proxy statement supplement (this “Proxy Supplement”) updates and amends the definitive proxy statement of Focused Compounding Fund, LP, a Delaware limited partnership (together with its affiliates, including Andrew Kuhn, Geoff Gannon and James Ford, the “Focused Compounding Group”) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 26, 2024 (the “Focused Proxy Statement”) regarding the special meeting of shareholders of Parks! America, Inc. to be held on February 26, 2024 at 11:00 a.m. Eastern Time (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the “Special Meeting”). Capitalized terms used but not defined in this Proxy Supplement shall have the meaning ascribed to them in the Focused Proxy Statement.

This Proxy Supplement contains important supplemental information to and should be read in conjunction with the Focused Proxy Statement. To the extent that information in this Proxy Supplement differs from, conflicts with, or updates information contained in the Focused Proxy Statement, the information in this Proxy Supplement is more current and thus shall prevail as of the date hereof.

The Focused Compounding Group provides this filing to update the information contained in the Focused Proxy Statement relating to two points: (i) the record date, and (ii) the website links for pre-registration and attending the virtual Special Meeting.

THE RECORD DATE FOR THE SPECIAL MEETING IS FEBRUARY 8, 2024

Parks! America, Inc. (“Parks!”) filed a definitive proxy statement with the SEC on February 12, 2024 (the “Parks! Proxy Statement”) that fixed the record date for the Special Meeting at February 8, 2025 (the “Record Date”), which is a different date than the one specified in the Focused Proxy Statement. As a result, shareholders who held Company stock on or before the February 8, 2024 Record Date will be permitted to pre-register for and participate in the Special Meeting. If you receive a BLUE proxy card you should vote it, however, we will only be able to count your votes if you held shares on February 8, 2024.

THE SPECIAL MEETING WILL BE HOSTED VIRTUALLY USING LINKS PROVIDED BY PARKS! AMERICA, INC.

The Parks! Proxy Statement provided two separate links relating to the Special Meeting. Both links are provided below. The first link below allows shareholders to pre-register, which is required to attend the Special Meeting. The second link below is where the Special Meeting will be hosted starting at 11:00 a.m. Eastern Time on Monday, February 26, 2024.

Note that the below links replace the meeting link provided in the Focused Proxy Statement, which did not require the pre-registration that Parks! now requires. Because of this, the meeting link in the Focused Proxy Statement should be disregarded, and the two (2) below links should instead be used for (A) pre-registration and (B) attendance at the Special Meeting.

Pre-Registration Link:

The Parks! Proxy Statement requires that participation in the Special Meeting requires pre-registration BY NOON EASTERN TIME ON FEBRUARY 23, 2024. Shareholders who do not pre-register before then cannot participate in the Special Meeting. Please pre-register before the deadline in order to participate in the Special Meeting.

Link to pre-register to attend the Special Meeting—PLEASE NOTE THE Required Pre-Registration Deadline: February 23, 2024 at 12:00 p.m. Eastern Time: https://stctransfer.zoom.us/webinar/register/WN_42p6_BmwQSKyXX2B2Nmv9g

Meeting Link:

Parks! will host the Special Meeting via Zoom at the below link for pre-registered shareholders.

Link where the Special Meeting Will be Hosted for Shareholders Who pre-Registered by the Deadline: https://stctransfer.zoom.us/webinar/register/WN_42p6_BmwQSKyXX2B2Nmv9g

You do not need to attend the meeting to vote. Please return your BLUE proxy card today.

Please note that Focused Compounding’s proxy fight website contained in the Focused Proxy Statement is active and may be accessed at www.PRKAproxyfight.com.

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. We urge you to sign, date, and return the enclosed BLUE proxy card today to vote “FOR” the election of each of the three Focused Nominees and in accordance with the Focused Compounding Group’s recommendations on the other proposals on the agenda for the Special Meeting.

If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the Focused Compounding Group, c/o InvestorCom in the enclosed postage-paid envelope today.

If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE proxy card, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

If some of your shares of Common Stock are in your own name and others are in your brokerage account or bank, you should follow instructions for both types of holdings in order to vote all of your shares.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Focused Compounding Group’s proxy materials, please contact InvestorCom at the phone numbers or email address listed below.

InvestorCom
19 Old Kings Highway S.
Suite 130
Darien, CT 06820

Shareholders may call toll-free: (877) 972-0090
Banks and brokers call: (203) 972-9300

E-mail: Proxy@investor-com.com

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